UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2026

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 857 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On August 12, 2026, TScan Therapeutics, Inc. (the “Company”) received notice from Amgen Inc. (“Amgen”) of its election to terminate, in its entirety, the Research Collaboration and License Agreement, dated as of May 8, 2023, by and between the Company and Amgen (the “Collaboration Agreement”) pursuant to Amgen’s right under the Collaboration Agreement to terminate the agreement in its entirety upon 90 days’ prior written notice. Under the terms of the Collaboration Agreement, the termination will be effective 90 days following delivery of the notice, or November 10, 2026. No early termination penalty is payable by the Company in connection with the termination.

Under the Collaboration Agreement, the Company and Amgen collaborated to use the Company’s proprietary target discovery platform to identify antigens recognized by T-cells in patients with Crohn’s disease. The Collaboration Agreement granted Amgen an exclusive, worldwide, sublicensable license to develop and commercialize product candidates created and developed during the collaboration. The Collaboration Agreement provided for a non-refundable, upfront payment of $30.0 million to the Company, which was received in 2023, success-based milestone payments of over $500 million in the aggregate, and tiered single-digit royalty payments on net sales of products developed from the collaboration.

Upon receipt of written notice, the Company is obligated to use commercially reasonable efforts to promptly and efficiently wind down its activities under the then-current research plan. Upon the effective date of termination, the licenses granted under the Collaboration Agreement will terminate in accordance with its terms. Following termination, the Company does not expect to receive future milestone or royalty payments under the Collaboration Agreement unless Amgen, its affiliates or sublicensees continue to exploit product candidates, in which case applicable milestone and royalty obligations will survive in accordance with the terms of the Collaboration Agreement.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Securities and Exchange Commission on August 10, 2023, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: August 18, 2026	By:	/s/ Gavin MacBeath, Ph.D.
Gavin MacBeath, Ph.D.
Chief Executive Officer
(Principal Executive Officer)